                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Cavalier Homes, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          [CAVALIER HOMES, INC. LOGO]









                                  APRIL 6, 2001

Dear Stockholder:

         You are cordially invited to join us at our 2001 Annual Meeting of Stockholders to be held on Tuesday, May 15, 2001, beginning at 10:00 A.M., C.D.T., at The Summit Club, Suite 3100, AmSouth-Harbert Plaza, 1901 6th Avenue North, Birmingham, Alabama. At the meeting, we will consider the election of directors, the selection by the Board of Directors of Deloitte & Touche LLP as independent public accountants for the Company, and any other business as may properly come before the Annual Meeting.

         Stockholders of the Company who are unable to be present personally at the Annual Meeting may vote by proxy. The enclosed Notice and Proxy Statement contain important information concerning the matters to be considered, and we urge you to review them carefully. You will also find enclosed a copy of the Company's Annual Report for the year ended December 31, 2000, which we encourage you to read.

         It is important that your shares be voted at the meeting. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed form of proxy promptly so that the Company may be assured of the presence of a quorum. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy.

         We look forward to seeing you on May 15th.


                                Sincerely yours,



                              CAVALIER HOMES, INC.




                              /s/ Barry B. Donnell
                   -------------------------------------------
                                Barry B. Donnell
                              Chairman of the Board

                              /s/ David A. Roberson
                   -------------------------------------------
                                David A. Roberson
                      President and Chief Executive Officer

    Highway 41 North and Cavalier Road, P.O. Box 540, Addison, Alabama 35540
                       (205) 747-0044 FAX (205) 747-3044

                              CAVALIER HOMES, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 15, 2001

TO THE STOCKHOLDERS OF CAVALIER HOMES, INC.:

         The Annual Meeting of Stockholders of Cavalier Homes, Inc., a Delaware corporation (the "Company"), will be held at The Summit Club, Suite 3100, AmSouth-Harbert Plaza, 1901 6th Avenue North, Birmingham, Alabama, on Tuesday, May 15, 2001, at 10:00 A.M., C.D.T., for the following purposes:

                  (1)      To elect ten directors;

                  (2) To consider the ratification and approval of the appointment by the Board of Directors of Deloitte & Touche LLP as independent public accountants for the Company; and

                  (3) To transact such other business as may properly come before the meeting.

         Details respecting these matters are set forth in the accompanying Proxy Statement.

         Holders of record of the Common Stock of the Company at the close of business on March 16, 2001, are entitled to notice of and to vote at the Annual Meeting. A list of the stockholders of the Company who are entitled to vote at the Annual Meeting will be available for inspection for a period of ten days prior to the Annual Meeting at 800 Shades Creek Parkway, Birmingham, Alabama, and at the Annual Meeting, for any purpose germane to the meeting. The meeting may be adjourned from time to time without notice other than such notice as may be given at the meeting or any adjournment thereof, and any business for which notice is hereby given may be transacted at any such adjourned meeting.

         You are cordially invited to attend the Annual Meeting of the Stockholders of your Company, and we hope you will be present at the meeting.

         WHETHER YOU PLAN TO ATTEND OR NOT, PLEASE SIGN AND RETURN THE ENCLOSED FORM OF PROXY SO THAT THE COMPANY MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE MEETING. A postage-paid envelope is enclosed for your convenience in returning your proxy to the Company.



                                     BY ORDER OF THE BOARD OF DIRECTORS





                                          /s/ Michael R. Murphy
                                    ------------------------------------
                                             Michael R. Murphy
                                                 Secretary

Post Office Box 540
Highway 41 North and 32 Wilson Blvd.
Addison, Alabama 35540
April 6, 2001

                              CAVALIER HOMES, INC.
                               POST OFFICE BOX 540
                      HIGHWAY 41 NORTH AND 32 WILSON BLVD.
                             ADDISON, ALABAMA 35540

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 15, 2001

         The accompanying proxy is solicited on behalf of the Board of Directors of Cavalier Homes, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders and any adjournments thereof (the "Annual Meeting") to be held at The Summit Club, Suite 3100, AmSouth-Harbert Plaza, 1901 6th Avenue North, Birmingham, Alabama, on Tuesday, May 15, 2001, at 10:00 A.M., C.D.T. This Proxy Statement and the enclosed form of proxy are first being mailed or given to stockholders on or about April 6, 2001.

                               GENERAL INFORMATION

OUTSTANDING VOTING SHARES; VOTING PROCEDURES

         Holders of record of the Common Stock of the Company outstanding at the close of business on March 16, 2001, are entitled to notice of, and to vote at, the Annual Meeting. A total of 17,487,843 shares of Common Stock were outstanding on such date and will be entitled to vote at the Annual Meeting. Each holder of shares of Common Stock entitled to vote has the right to one vote for each share held of record on the record date for each matter to be voted upon.

         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company entitled to vote, consisting of at least 8,743,922 shares, is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly executed proxy will be treated as present at the Annual Meeting for purposes of determining the presence or absence of a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by "broker non-votes" will be treated as present for purposes of determining a quorum. In accordance with the Amended and Restated By-laws of the Company, as amended (the "By-laws"), the ten nominees receiving the highest vote totals will be elected as directors of the Company. Accordingly, assuming the presence of a quorum, abstentions and broker non-votes will not affect the outcome of the election of directors at the Annual Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required (i) for the approval and ratification of the selection of the Company's independent auditors, and (ii) for approval of all other matters. Abstentions and broker non- votes will be included for purposes of determining whether the requisite number of affirmative votes have been cast with respect to the ratification of the selection of the Company's independent auditors and approval of any other matters coming before the stockholders meeting; and, accordingly, will have the same effect as a negative vote.

VOTING YOUR PROXY

         Proxies, in the form enclosed, properly executed by a stockholder and returned to the Board of Directors of the Company, with instructions specified thereon, will be voted at the Annual Meeting in accordance with such instructions. If no specification is made, a properly executed proxy will be voted in favor of:

                  (i) The election to the Board of Directors of the ten nominees named in this Proxy Statement; and

                  (ii) The ratification of action taken by the Board of Directors in selecting Deloitte & Touche LLP as independent public accountants for the Company.

         As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented for consideration or action at the Annual Meeting other than the matters stated above. If any other matters properly come before the meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.

         A stockholder may revoke a proxy by notice in writing delivered to the Secretary of the Company, Michael R. Murphy, at any time before it is exercised. A proxy may also be revoked by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not automatically revoke a proxy previously given to the Company.

COSTS OF SOLICITATION

         The cost of soliciting proxies, including the preparation, printing and mailing of this Proxy Statement, will be borne by the Company. The Company may reimburse investment bankers, brokers and other nominees for their expenses incurred in obtaining voting instructions from beneficial owners of Common Stock held of record by such investment bankers, brokers and other nominees; however, the Company has not entered into any written contract or arrangement for such repayment of expenses. In addition to the use of mails, proxies may be solicited by personal interview, telephone or facsimile machine by the directors, officers and employees of the Company, without additional compensation.

                              ELECTION OF DIRECTORS

         The By-laws of the Company provide for a Board of Directors of not fewer than one nor more than ten members, the exact number to be determined by resolution of the Board of Directors. The present Board of Directors has fixed the number of directors at ten members and proposes the election of the ten persons listed below, each of whom has consented to being named and to serving in such capacity as directors until the next Annual Meeting of Stockholders and until their successors are duly elected and shall have qualified. Unless otherwise directed, it is intended that shares of Common Stock represented by all proxies received by the Board of Directors will be voted in favor of the nominees listed below. Should any such nominee become unable or decline to accept election, which is not anticipated, it is intended that such shares of Common Stock will be voted for the election of such person or persons as the Board of Directors may recommend.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES SET FORTH BELOW.

         The following table sets forth certain information concerning each nominee, each of whom is currently serving as a director:

                                                                          Director
Name                        Age   Principal Occupation                     Since
----                        ---   --------------------                     -----
John W. Allison             54    Chairman of Home Bancshares, Inc.         2000
                                  (a bank holding company)

Thomas A. Broughton, III    45    President of First Commercial             1986
                                  Bank (a state banking corporation)

Barry B. Donnell            61    Chairman of the Board                     1986
                                  of the Company

Lee Roy Jordan              59    President of Lee Roy Jordan               1993
                                  Redwood Lumber Company
                                  (lumber supply business)

A. Douglas Jumper, Sr.      69    President of S & J Steel Builders, Inc.   1997

Mike Kennedy                41    Senior Vice President                     1997
                                  of Belmont Homes, a Division
                                  of Cavalier Enterprises, Inc.

John W Lowe                 59    Partner, Lowe, Mobley                     1984
                                  & Lowe (law firm)

Gerald W. Moore             68    Certified Public Accountant               1996

Michael R. Murphy           55    Vice President, Chief Financial           1997
                                  Officer and Secretary-Treasurer
                                  of the Company

David A. Roberson           44    President and Chief Executive             1996
                                  Officer of the Company

         Messrs. Jumper and Kennedy became members of the Board of Directors effective upon the merger involving Belmont Homes, Inc. ("Belmont"), pursuant to which Belmont became a wholly owned subsidiary of the Company as of December 31, 1997. Each nominee for the Board of Directors listed above has occupied the position indicated for at least the last five years, with the exception of Messrs. Allison, Kennedy, Jumper, Murphy and Roberson. Mr. Allison has served as President of Capital Buyers, Inc. since October 1989. Mr. Allison served as Acting President and Chief Executive Officer of Belmont from June 1996 to September 1997, as President of Spirit Homes, Inc. from June 1996 to September 1997, and as a director of Belmont from June 1995 to December 1997. Mr. Allison also serves as President of Capital Buyers, Inc. and as chairman of the boards of First State Bank, Conway, Arkansas; Twin City Bank, North Little Rock, Arkansas; and Marine Bank, Marathon, Florida. Mr. Allison also serves on the board of directors of Boy Scouts of America. Since October 1993, Mr. Kennedy has served Belmont in various capacities, including as Acting Senior Vice President of Administration from March 1997 to September 1997, and as Senior Vice President of Administration of Belmont from September 1997 to December 1997. Mr. Kennedy served as a director of Belmont from July 1997 to December 1997. Mr. Jumper served as Chairman of the Board of Directors of Belmont from 1993 to December 1997. Mr. Jumper is also a director of BancorpSouth, Inc., a bank holding company headquartered in Tupelo, Mississippi. Mr. Murphy was Controller of Peerless Coatings, Inc. for the five years prior to his joining the Company in June 1995 as Corporate Controller. Mr. Murphy served in that capacity until his appointment as the Company's Chief Financial Officer and Secretary-Treasurer in October 1996. Mr. Roberson served as the Company's Chief Financial Officer and Secretary-Treasurer prior to becoming President and Chief Executive Officer in October 1996. Mr. Donnell has served as the Company's Chairman of the Board since 1986.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

         During 2000, the Board of Directors of the Company held five regular meetings. In addition, the Board of Directors held five special meetings in which the directors participated by conference telephone. Each director attended at least 75% of the aggregate of the number of meetings of the Board of Directors and the number of meetings of all committees on which he served held in 2000.

         The Company currently pays each nonemployee director $2,500 for each regular Board meeting at which he is in attendance and $250 for each telephone conference Board meeting in which he participates. Nonemployee directors who are members of committees also receive $750 for attendance for each committee meeting held on a date when no Board meeting is held and $250 for each committee meeting held by conference telephone. Directors who are also employees of the Company do not receive additional compensation for attendance at Board meetings. Directors are also reimbursed for travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings.

         Pursuant to the Company's 1993 Amended and Restated Nonemployee Directors Stock Option Plan (the "Nonemployee Directors Plan"), options to purchase 20,000 shares of Common Stock are granted to each nonemployee director upon first being elected to the Board of Directors. In addition to such initial grants, annually on January 2, each nonemployee director who has served as a director of the Company during the calendar year immediately preceding such date receives an option to purchase 5,000 shares of Common Stock; provided, however, that no director of the Company may be granted options to purchase more than 125,000 shares of stock under the Nonemployee Directors

Plan. All such options are granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. Options granted under the Nonemployee Directors Plan generally have a term of ten years, and are exercisable at any time beginning six months after the date of grant; provided, however, that no option is exercisable unless at all times during the period from the date of grant and ending twelve months before the date of exercise, the optionee was a director of the Company.

         The Board of Directors has three standing committees: the Executive Committee, the Compensation Committee and the Audit Committee. The Board of Directors does not have a nominating committee. The Executive Committee is composed of David A. Roberson, Michael R. Murphy and John W Lowe and is authorized to act in place of the full Board of Directors in certain circumstances. The Compensation Committee, which held five meetings in 2000, is currently composed of Thomas A. Broughton, III, Lee Roy Jordan, John W Lowe, Gerald W. Moore and A. Douglas Jumper, Sr. The Compensation Committee administers the Company's stock option plans (other than the Nonemployee Directors Plan) and sets the compensation of the executive officers of the Company. In certain instances when the Compensation Committee needs to take actions that are designed to meet exemptions provided for stock awards under
Section 16(b) and Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to permit the deductibility by the Company of executive compensation in excess of $1,000,000 under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"), and all members of the Compensation Committee do not meet the definition of "Non-employee Directors" or "Outside Directors" under Rule 16b-3 and Section 162(m), respectively, these actions may be taken by separate committees or sub-committees of the Board of Directors or the Compensation Committee or may otherwise be structured to meet the requirements of these rules. During 2000, Messrs. Jumper and Moore functioned as the Non-employee Director Sub-committee for purposes of Rule 16b-3 and held one regular meeting. Messrs. Broughton and Moore functioned as the Outside Directors Sub- committee for purposes of Section 162(m) and held two special meetings in which its members participated by conference telephone. These directors received no additional compensation for serving in these capacities.

         The Audit Committee held two meetings during 2000. The Audit Committee is currently composed of John W. Allison, Gerald W. Moore and A. Douglas Jumper, Sr., each of whom are considered independent under the listing standards of the New York Stock Exchange. The Audit Committee, among other things, recommends the selection each year of the Company's independent public accountants, reviews and evaluates the performance of the Company's auditors, reviews the external and internal audit procedures, scope and controls practiced by the Company's independent public accountants and its internal accounting personnel, and evaluates the services performed and fees charged by the Company's independent public accountants to determine, among other things, that the non-audit services performed by such auditors do not compromise their independence. A copy of the charter of the Audit Committee is attached to this Proxy Statement as Appendix A.

                             AUDIT COMMITTEE REPORT

         In compliance with the requirements of the New York Stock Exchange
(NYSE), the Audit Committee of the Company adopted a formal written charter approved by the Board of Directors on May 16, 2000, a copy of which is attached to this Proxy Statement as Appendix A, which outlines the Audit Committee's responsibilities and how it carries out those responsibilities. In connection with the performance of its responsibilities under its charter, the Audit Committee has:

         - Reviewed and discussed the audited financial statements of the Company with management;

         - Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (required communication by external auditors with audit committees);

         - Received from the independent auditors disclosures regarding the auditors' independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the auditors' independence; and

         - Recommended, based on the review and discussion noted above, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.


                                              AUDIT COMMITTEE


                                              John W. Allison
                                              Gerald W. Moore
                                              A. Douglas Jumper, Sr.


                    RATIFICATION AND APPROVAL OF APPOINTMENT
                        OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of the Company has unanimously selected, subject to ratification by the stockholders, the accounting firm of Deloitte & Touche LLP as the independent public accountants for the Company for fiscal year 2001. Deloitte & Touche LLP has served as the Company's auditors since 1984. Ratification of the selection of auditors is being submitted to the stockholders of the Company because the Board of Directors believes it is an important corporate decision in which stockholders should participate. If the stockholders do not ratify the selection of Deloitte & Touche LLP or if Deloitte & Touche LLP shall decline to act, resign or otherwise become incapable of acting, or if its engagement is otherwise discontinued, the Board of Directors will select other auditors for the period remaining until the 2002 Annual Meeting of Stockholders when engagement of auditors is expected to again be subject to ratification by the stockholders at such meeting.

         Representatives of Deloitte & Touche LLP will be in attendance at the Annual Meeting and will be provided an opportunity to address the meeting and to respond to appropriate questions from stockholders.

AUDIT FEES

         Deloitte & Touche LLP billed the Company an aggregate amount of $160,000 for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Deloitte & Touche LLP neither rendered to nor billed the Company for professional services including supervising the operation of the Company's information systems and design or implementation of hardware or software to aggregate source data underlying the Company's financial statements during fiscal year 2000.

ALL OTHER FEES

         Deloitte & Touche LLP billed the Company an aggregate amount of $227,000 for professional services during fiscal year 2000, excluding amounts billed in connection with audit services and financial information systems design and implementation. The Audit Committee considered the performance by Deloitte & Touche LLP of non-audit services for the Company, and concluded that the services so performed were compatible with the maintenance of Deloitte & Touche LLP's independence.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION AND APPROVAL OF DELOITTE & TOUCHE LLP.

                  EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

EXECUTIVE OFFICERS

         The following table sets forth certain information concerning the executive officers of the Company, who are elected annually by the Board of
Directors:

Name                       Age     Position with the Company
----                       ---     -------------------------
David A. Roberson          44      President and Chief Executive Officer

Barry B. Donnell           61      Chairman of the Board

Michael R. Murphy          55      Vice President, Chief Financial Officer
                                      and Secretary-Treasurer

         Messrs. Roberson's, Donnell's and Murphy's business experience is set forth above under the heading "Election of Directors."

OWNERSHIP OF EQUITY SECURITIES

         Set forth below is information as of March 16, 2001, with respect to the beneficial ownership of the Common Stock of the Company by (a) each of the directors of the Company (which directors also constitute the nominees for election as directors at the Annual Meeting), (b) the Company's President and Chief Executive Officer and the two other executive officers of the Company, and
(c) all directors and executive officers of the Company as a group.

          Name of                   Amount and Nature of          Percent
     Beneficial Owner               Beneficial Ownership        of Class(1)
     ----------------               --------------------        -----------
John W. Allison                             35,000                   * %

Thomas A. Broughton, III                   170,417(2)                * %

Barry B. Donnell                         1,093,525(3)              6.14%
719 Scott Avenue, Suite 600
Wichita Falls, Texas 76301

Lee Roy Jordan                              67,407(4)                * %

A. Douglas Jumper, Sr                      935,600(5)              5.34%
P.O. Box 890
Booneville, Mississippi 38829

Mike Kennedy                                57,611(6)                * %

John W Lowe                                170,394(7)                * %

Gerald W. Moore                             47,250(8)                * %

Michael R. Murphy                          136,822(9)                * %

David A. Roberson                          514,668(10)             2.89%

Directors and Executive Officers
     as a Group (ten persons)            3,228,694(11)            17.42%

         In addition to Messrs. Donnell and Jumper, the following persons have reported ownership in the Company at a level greater than 5%, according to statements on Schedule 13G as filed by such persons with the Securities and Exchange Commission:

    Name and Address of             Amount and Nature of          Percent
     Beneficial Owner               Beneficial Ownership        of Class(1)
     ----------------               --------------------        -----------
Dimensional Fund Advisors, Inc.
  1299 Ocean Avenue,
  11th Floor
  Santa Monica, CA 90401                 1,336,090(12)             7.52%

----------

         * Represents beneficial ownership of less than 1% of the outstanding shares of the Company's Common Stock.

         (1) Beneficial ownership in the foregoing table is based upon information furnished by the persons listed. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of

March 16, 2001, that such person or group has the right to acquire within 60 days after such date, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within 60 days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person. Except as otherwise indicated in these notes to the foregoing table, the beneficial owners named in the table have sole voting and investment power with respect to the shares of Common Stock reflected.

         (2) Includes 16,477 shares beneficially owned in an Individual Retirement Account and 33,900 shares owned by the minor children of Mr. Broughton. Includes 93,750 shares issuable pursuant to stock options presently exercisable as of March 16, 2001, or within 60 days thereafter.

         (3) Includes 310,000 shares issuable pursuant to stock options presently exercisable as of March 16, 2001, or within 60 days thereafter, 100,000 shares held by the Donnell Foundation, of which Mr. Donnell is co-trustee, 100,000 shares beneficially owned in an Individual Retirement Account, and 100 shares held by T&C Investments Club, in which Mr. Donnell is a member. Mr. Donnell shares voting and investment power with respect to the shares of the Company held by the Donnell Foundation and T&C Investments Club. Also includes 13,000 shares held in his wife's Individual Retirement Account and 1,000 shares held by his wife's investment club. Mr. Donnell disclaims beneficial ownership of the shares held in his wife's Individual Retirement Account and the shares held by his wife's investment club.

         (4) Includes 66,407 shares issuable pursuant to stock options presently exercisable as of March 16, 2001, or within 60 days thereafter.

         (5) Includes 37,400 shares issuable pursuant to stock options presently exercisable as of March 16, 2001, or within 60 days thereafter. Also includes 80,000 shares held of record by the Thomas D. Keenum, Sr. Trust, of which Mr. Jumper is a co-trustee (but not a beneficiary) along with Mr. Keenum. Mr. Keenum and Mr. Jumper are first cousins, and the trust is primarily for the benefit of Mr. Keenum and his spouse and their descendants. Mr. Jumper disclaims beneficial ownership of the shares held in this trust.

         (6) Includes 26,275 shares issuable pursuant to stock options presently exercisable as of March 16, 2001, or within 60 days thereafter.

         (7) Includes 59,377 shares issuable pursuant to stock options presently exercisable as of March 16, 2001, or within 60 days thereafter.

         (8) Includes 37,250 shares issuable pursuant to stock options presently exercisable as of March 16, 2001, or within 60 days thereafter.

         (9) Includes 105,000 shares issuable pursuant to stock options presently exercisable as of March 16, 2001, or within 60 days thereafter, 2,700 shares held in Mr. Murphy's Individual Retirement Account and 1,700 shares held in his wife's Individual Retirement Account. Mr. Murphy disclaims beneficial ownership of the shares held in his wife's Individual Retirement Account.

         (10) Includes 6,510 shares beneficially owned in an Individual Retirement Account, 1,874 shares held in his wife's Individual Retirement Account and 18,273 shares owned by the minor children of Mr. Roberson. Includes 190,000 shares issuable pursuant to stock options presently exercisable as of March 16, 2001, or within 60 days thereafter. Also includes 144,998 shares beneficially owned by the Estate of Jerry F. Wilson, of which 125,000 shares are issuable pursuant to a stock option presently exercisable as of March 16, 2001, or within 60 days thereafter. Mr. Roberson is a co-executor (but not a beneficiary) of this estate along with Mr. Wilson's widow. Mr. Roberson disclaims beneficial ownership of the shares held in Mr. Wilson's estate.

         (11) See notes 1-10 above.

         (12) In a Schedule 13G filed on February 2, 2001, Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, reporting having sole voting and dispositive power of 1,336,090 shares. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the issuers described in the schedule that are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. All information in this footnote was obtained from the Schedule 13G filed by Dimensional.

                             EXECUTIVE COMPENSATION

         The following tables, graphs and other information provide details concerning executive compensation.

PERFORMANCE GRAPH

         The following indexed graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of (i) the Standard and Poor's 500 Stock Index and (ii) a group of public companies, each of which is engaged in the business of designing, producing and selling manufactured homes. The industry group companies included in the index are American Homestar Corporation, Champion Enterprises, Inc., Clayton Homes, Inc., Fleetwood Enterprises, Inc., Kit Manufacturing Company, Liberty Homes, Inc., Nobility Homes, Inc., Oakwood Homes Corporation, Palm Harbor Homes, Inc., Skyline Corporation and Southern Energy Homes, Inc.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
        Assumes Initial Investment of $100 and Reinvestment of Dividends



                                    [GRAPH]


--------------------------------------------------------------------------------
                   1995       1996       1997       1998       1999       2000
--------------------------------------------------------------------------------
Cavalier Homes   $ 100.00   $ 104.63   $  89.79   $ 106.04   $  37.61   $   8.66
--------------------------------------------------------------------------------
S&P 500            100.00     122.96     163.98     210.84     255.22     231.98
--------------------------------------------------------------------------------
Peer Group         100.00     104.19     136.98     122.72      64.20      53.37
--------------------------------------------------------------------------------

REPORT OF THE COMPENSATION COMMITTEE

         GENERAL. The Compensation Committee of the Board of Directors (the "Committee") currently consists of five directors, Thomas A. Broughton, III, Lee Roy Jordan, John W Lowe, Gerald W. Moore and A. Douglas Jumper, Sr. The Committee is responsible for establishing the base salary and annual bonus of the Company's executive officers. The Committee also reviews other matters relating to compensation of the Company's executive officers and administers the terms, conditions and policies of, and the benefits granted under, the Company's 1988 Nonqualified Stock Option Plan, the 1986 Long Term Incentive Compensation Plan, the 1993 Amended and Restated Nonqualified Stock Option Plan, the Employee Stock Purchase Plan (the "ESPP"), the 1996 Key Employee Stock Incentive Plan (the "1996 Plan") and the Executive Incentive Compensation Plan (the "EICP"). In addition, the Committee is responsible for administering options granted under the Belmont Homes, Inc. 1994 Incentive Stock Plan that were converted in the merger involving Belmont into options to purchase shares of the Company's Common Stock. For a further description of the functioning of the Committee, and the use of the Non-Employee Director and the Outside Director sub-committees, see above under the heading "Information Regarding Board of Directors and Committees." For purposes of this report, references to actions of the Committee include actions that are taken by these sub-committees or otherwise structured to comply with Rule 16b-3 and Section 162(m).

         COMPENSATION POLICIES. The Committee believes that the most effective executive compensation program is one which provides incentives to achieve both increased current profitability and longer term stockholder value. In this regard, the Committee believes executive compensation should be comprised of a reasonable annual base salary and an annual cash bonus program that rewards the executive officers in a manner directly related to the annual profitability of the Company. Annual bonuses have been payable under the EICP based on corporate performance in comparison to targets previously set by the Committee. The Committee further believes that annual base salary and bonus arrangements should be supplemented with equity-based programs, pursuant to which the Company affords the ownership and retention of the Company's Common Stock by its executive officers and other key employees. The Committee endorses the proposition that equity ownership by management is beneficial because it aligns management's and stockholders' interest in the enhancement of stockholder value. The Committee feels that the combination of these programs helps to assure that the Company's executive officers and other key employees have a meaningful stake in the Company, its value, and its long-term and short-term performance.

         The Committee determines base salary, bonus and other components of executive compensation upon the basis of corporate performance, judged by revenues, earnings, stock trading prices, and strategies, and return on equity and earnings per share in relation to an industry peer group (which generally are the companies in the industry group included in the index for the performance graph set forth above), and on the basis of the Committee's subjective perception of a particular executive's performance and worth to the Company, the Company's past compensation practices and a comparison of the Company's executive compensation with the compensation paid by other companies in the same industry and, to a lesser extent, a random selection of other companies. The Committee's decisions respecting stock option grants generally are made using the same criteria discussed above, and take into consideration the number of unexercised options held by the executive officers, exercise prices and market prices of the Company's Common Stock. In making executive compensation decisions, the Committee considers the views of Mr. Roberson and Mr. Donnell and information provided by them.

         In late 1997 and early 1998, the Committee, with the assistance of an executive compensation consultant, undertook a review of its executive compensation policies and implemented certain changes that took effect in 1998. Based upon the recommendations of the consultant, the Committee revised the formula for earning bonuses under the EICP in a manner that was designed to increase the risk to the executives in earning the bonus payments. Under the revised annual incentive program, the bonus is still calculated as a percentage of incentive net income (as defined in the EICP), but uses a lower percentage at a defined targeted level of incentive net income and provides that the percentage of incentive net income paid into the bonus pool varies based on the degree of achievement of the defined incentive net income target. Other changes include the addition of a minimum level of performance, below which no incentive would be paid, and a maximum payment or "cap" on the amount of bonus which can be received. Subsequent to the implementation of these new bonus arrangements, the Company adopted a deferred compensation plan for its executive officers and employee directors which permits them to defer some or all of their bonuses, to elect to have these amounts deemed invested in one or more investment options established under the plan, and to receive the amounts in their deferral account upon the occurrence of a distributable event, which includes attainment of a certain age (i.e., between 65 and 70), death, disability (as defined in the plan), termination of employment and a change in control of the Company (as defined in the plan).

         As part of the restructuring of executive compensation, the Committee revised its approach to granting stock-based compensation and implemented the long-term incentive feature provided for under the EICP. The Committee adopted the approach of providing annual grants of stock options in more conservative amounts to the Company's executive officers, whereas in the past the Committee had granted options less frequently but in greater amounts. The Committee believes this approach enables it to monitor more closely this component of compensation and to create more incentive for the executive to remain with the Company. In addition, in January 1998, the Company's Board of Directors adopted a policy that, in the event of any cancellation and repricing of options under the Company's 1996 Plan, the Company's Board of Directors will use all reasonable efforts to insure that the committee administering the Company's 1996 Plan requires that such cancellation and repricing be approved or ratified by the stockholders of the Company. With respect to implementing the long-term incentive feature of the EICP, the Committee had established three long-term performance periods, one for 1998-1999, one for 1998-2000, and one for 1999-2001. In March, 2000, the Committee established a long-term performance period for 2000-2002. In July, 2000, due to the market and business conditions facing the Company, management voluntarily reduced their base salaries and offered not to accept any long-term performance compensation that might become payable with respect to any of these long-term performance periods, and the Compensation Committee and Board of Directors adopted this proposal.

         CHIEF EXECUTIVE OFFICER COMPENSATION. The Committee established Mr. Roberson's compensation for 2000 according to the policies, bases, relationships to corporate performance and restructuring of executive compensation that are discussed above as being applicable to the Company's executive officers generally. Mr. Roberson's base salary was fixed at $375,000 per annum in 2000, which was the same amount as Mr. Roberson's salary in 1999. However, in July 2000, Mr. Roberson voluntarily reduced his base salary to $300,000, a 20% reduction. Due to the Company's poor performance in 2000, Mr. Roberson did not receive a bonus under the short-term compensation plan. Mr. Roberson also did not receive any long-term incentive compensation under the 1998-2000 performance period. Mr. Roberson was granted an option to purchase 15,000 shares of the Company's Common Stock at $3.9375 per share during 2000, which was equal to the fair market value of the Common Stock on the date of grant.

         Mr. Roberson is eligible to participate in the Company's employee stock purchase and 401(k) plans, as well as the deferred compensation plan described above, and has a split dollar insurance agreement with the Company, pursuant to which the Company pays the premiums on a life insurance policy for Mr. Roberson's benefit, with the Company being entitled to be reimbursed for the premiums paid out of the cash surrender value on cancellation of the policy or when the death benefits are paid.

Members of the Compensation Committee:       Thomas A. Broughton, III, Chairman
                                             Lee Roy Jordan
                                             A. Douglas Jumper, Sr.
                                             John W Lowe
                                             Gerald W. Moore

SUMMARY COMPENSATION TABLE

         The following summary compensation table sets forth information concerning compensation for services in all capacities, including cash and non-cash compensation, awarded to, earned by or paid to the Company's Chief Executive Officer and the other executive officers of the Company in each of the last three fiscal years, unless otherwise noted.

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                 ---------------------
                                                                                   AWARDS      PAYOUTS
                                                                                 ----------    -------
                                                     ANNUAL COMPENSATION         SECURITIES
                                                     -------------------         UNDERLYING     LTIP         ALL OTHER
    NAME AND PRINCIPAL POSITION             YEAR     SALARY        BONUS           OPTIONS     PAYOUTS      COMPENSATION
    ---------------------------             ----     ------        -----          ---------    -------       ------------
David A. Roberson                           2000   $337,500(1)  $    -0-          15,000(9)      $ -0-       $ 4,451(10)
    President and Chief Executive Officer   1999    375,000(2)    63,206(6)(7)    10,000(9)    161,794(6)     13,278(11)
                                            1998    375,000(3)   496,898(8)       40,000(9)                    7,687(12)


Barry B. Donnell                            2000    300,000(1)       -0-          10,000(9)        -0-         3,321(10)
    Chairman of the Board                   1999    375,000(2)    63,206(6)(7)    10,000(9)    161,794(6)     12,219(11)
                                            1998    375,000(4)   496,898(8)       40,000(9)                    7,818(12)


Michael R. Murphy                           2000    162,500(1)       -0-          10,000(9)        -0-         2,847(10)
    Vice President, Chief Financial         1999    175,000(2)    31,584(6)(7)     7,500(9)     62,166(6)      9,580(11)
       Officer and Secretary-Treasurer      1998    175,000(5)   238,511(8)       25,000(9)                    7,525(12)


         (1) Messrs. Roberson, Donnell and Murphy voluntarily agreed to reduce their salaries in July 2000, in light of current Company performance and poor industry conditions. Mr. Roberson was paid at a base rate of $375,000 per year until July 1, when the amount decreased to $300,000. Mr. Donnell was paid at a base rate of $375,000 per year until July 1, when the amount decreased to $225,000. Mr. Murphy was paid at a base rate of $175,000 per year until July 1, when the amount decreased to $150,000, and also includes $7,500 that Mr. Murphy directed the Company to withhold and use to purchase 10,084 shares of the Company's Common Stock at a price of $0.74 per share pursuant to the terms of the Company's Employee Stock Purchase Plan (the "ESPP"). Under the ESPP, employees may elect to have a portion of their compensation withheld, subject to certain limits, to purchase shares of the Company's Common Stock. The purchase price for shares purchased under the ESPP is the lesser of 85% of the market price of the stock as of the first or last day of the applicable payment period. The payment periods under the ESPP are the six month periods beginning on each January 1 and July 1.

         (2) Includes $21,250 that Mr. Roberson, Mr. Donnell and Mr. Murphy directed the Company to withhold and use to purchase 3,053 shares of the Company's Common Stock at a weighted average price of $6.96 per share pursuant to the terms of the ESPP.

         (3) Includes $21,250 that Mr. Roberson directed the Company to withhold and use to purchase 2,388 shares of the Company's Common Stock at a weighted average price of $8.90 per share pursuant to the terms of the ESPP.

         (4) Includes $21,250 that Mr. Donnell directed the Company to withhold and use to purchase 2,500 shares of the Company's Common Stock at a weighted average price of $8.50 per share pursuant to the terms of the ESPP.

         (5) Includes $21,250 that Mr. Murphy directed the Company to withhold and use to purchase 2,367 shares of the Company's Common Stock at a weighted average price of $8.98 per share pursuant to the terms of the ESPP.

         (6) The amounts under the Bonus column reflect short-term incentive compensation paid in 1999 under the EICP and earned due to the Company's positive performance in the first quarter of 1999. The amount in the LTIP Payout column reflects long-term incentive compensation earned under the EICP for the two-year period ended December 31, 1999. These amounts reflect an earned payout of $225,000 in the case of Messrs. Roberson and Donnell and $93,750 in the case of Mr. Murphy, or 50% of the targeted amount of $450,000 in the case of Messrs. Roberson and Donnell and $187,500 in the case of Mr. Murphy, based on the Company's performance in terms of earnings per share and return on equity during the period in relation to the performance of an industry peer group. In light of industry conditions, Messrs. Roberson, Donnell and Murphy voluntarily agreed to reduce their long-term payout by the amount of short-term bonus previously received in 1999. The net long-term payout was made in the first quarter of 2000 and includes amounts that the executive officers directed to be withheld and paid into the Company's Deferred Compensation Plan in the amount of $16,179 for Messrs. Roberson and Donnell and $6,216 for Mr. Murphy. The Deferred Compensation Plan permits the executive officers and employee directors of the Company and certain of its affiliates to defer a portion of their compensation and have it deemed invested in one of several investment options selected by the employee. Upon the first to occur of the employee's 70th birthday (or other date between the employee's 65th and 70th birthday), disability, death, termination of employment, a change in control of the Company, or some other event designated by the employee and approved by the committee administering the plan, the employee will be entitled to receive the balance of the amounts deferred by the employee and any investment returns on such amounts.

         (7) Includes amounts that the executive officers directed to be withheld and paid into the Company's Deferred Compensation Plan in the amount of $6,321 for Messrs. Roberson and Donnell and $3,158 for Mr. Murphy.

         (8) Includes amounts that the executive officers directed to be withheld and paid into the Company's Deferred Compensation Plan in the amount of $18,372 for Messrs. Roberson and Donnell and $8,815 for Mr. Murphy.

         (9) Options granted to executive officers during 2000, 1999 and 1998 were granted pursuant to the 1996 Plan. The 1996 Plan provides for, among other things, the granting of both incentive and non-qualified stock options. Options granted under the 1996 Plan are generally exercisable six months after the grant date and expire ten years from the date of grant.

         (10) Includes the following for 2000: (i) matching contribution made by the Company to its 401(k) plan during 2000 on behalf of Messrs. Roberson, Donnell and Murphy in the amount of $2,847; and (ii) amounts paid in connection with split dollar insurance agreements between the Company and irrevocable insurance trusts established by Mr. Roberson and Mr. Donnell, which provide for the Company to be reimbursed for premiums paid for life insurance, less the amounts attributable to term insurance, upon the earlier of the cancellation of the policy or the payment of death benefits. The amount reflected in the column includes a portion of the premium payments that are attributable to term insurance coverages for Mr. Roberson of $1,604 and for Mr. Donnell of $474, as determined by tables supplied by the Internal Revenue Service.

         (11) Includes the following for 1999: (i) matching contribution made by the Company to its 401(k) plan during 1999 on behalf of Messrs. Roberson and Donnell in the amount of $5,813 and on behalf of Mr. Murphy in the amount of $3,580; (ii) directors' fees paid by the Company in 1999 to Messrs. Roberson, Donnell and Murphy in the amount of $6,000 each; and (iii) amounts paid in connection with split dollar insurance agreements between the Company and irrevocable insurance trusts established by Mr. Roberson and Mr. Donnell, which provide for the Company to be reimbursed for premiums paid for life insurance, less the amounts attributable to term insurance, upon the earlier of the cancellation of the policy or the payment of the death benefits. The amount reflected in the column includes a portion of the premium payments that are attributable to term insurance coverages for Mr. Roberson of $1,465 and for Mr. Donnell of $406, as determined by tables supplied by the Internal Revenue Service.

         (12) Includes the following for 1998: (i) matching contribution made by the Company to its 401(k) plan during 1998 on behalf of Messrs. Roberson and Donnell in the amount of $1,687 and on behalf of Mr. Murphy in the amount of $1,525; (ii) directors' fees paid by the Company in 1998 to Messrs. Roberson, Donnell and Murphy in the amount of $6,000 each; and (iii) amounts paid in connection with split dollar insurance agreements between the Company and an irrevocable insurance trust established by Mr. Donnell, which provides for the Company to be reimbursed for premiums paid for life insurance, less the amounts attributable to term insurance, upon the earlier of the cancellation of the policy or the payment of the death benefits. The amount reflected in the column includes a portion of the premium payments that are attributable to term insurance coverages for Mr. Donnell of $131, as determined by tables supplied by the Internal Revenue Service.

INFORMATION CONCERNING STOCK OPTIONS

2000 STOCK OPTION GRANTS

                  During 2000, the Company granted options to purchase 35,000 shares of its Common Stock to its executive officers, as summarized in the following tables.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      PERCENTAGE OF                              POTENTIAL REALIZABLE VALUE
                          NUMBER      TOTAL OPTIONS                              AT ASSUMED ANNUAL RATES OF
                      OF SECURITIES    GRANTED TO    EXERCISE                     STOCK PRICE APPRECIATION
                        UNDERLYING     EMPLOYEES       PRICE                         FOR OPTION TERM(2)
                         OPTIONS       IN FISCAL     PER SHARE     EXPIRATION      ---------------------
      NAME               GRANTED         YEAR         ($/SH)          DATE         5% ($)        10% ($)
      ----               -------         ----         ------          ----         ------        -------
David A. Roberson        15,000(1)       5.9%        $3.9375(1)      1/26/10       38,671       $96,562

Barry B. Donnell         10,000(1)       4.0%        $3.9375(1)      1/26/10       25,781        64,375

Michael R. Murphy        10,000(1)       4.0%        $3.9375(1)      1/26/10       25,781        64,375


         (1) These awards were made pursuant to the 1996 Plan. Each of the options granted to the named executives in 2000 became exercisable on July 26, 2001. The exercise price of these options is equal to the fair market value of the Company's Common Stock on the date of grant.

         (2) The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Company's Common Stock. The gains reflect future value based upon growth at these prescribed rates. Stock options have value to recipients, including the listed executives, only if the market price of the Company's Common Stock increases above the option exercise price reflected in the table during the period the option remains exercisable.

         During 2000, no options to purchase shares of Common Stock were exercised by the named executive officers. Stock options to purchase 35,000 shares were granted to these persons during 2000, and an aggregate of 605,000 shares were subject to stock options that were unexercised at the end of the year. The following table summarizes the foregoing:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES


                                                                                      NUMBER OF
                                                                                     SECURITIES
                                                                                     UNDERLYING      VALUE OF UNEXERCISED
                                                                                     UNEXERCISED         IN-THE-MONEY
                                                                                     OPTIONS AT        OPTIONS AT FISCAL
                                                                                 FISCAL YEAR-END (#)     YEAR-END ($)
                                                 SHARES ACQUIRED       VALUE        EXERCISABLE/         EXERCISABLE/
NAME                                             ON EXERCISE (#)   REALIZED ($)     UNEXERCISABLE       UNEXERCISABLE(1)
----                                             ---------------   ------------     -------------       -------------
David A. Roberson................................        --       $     --            190,000/0             $0/$0
Barry B. Donnell.................................        --       $     --            310,000/0             $0/$0
Michael R. Murphy................................        --       $     --            105,000/0             $0/$0

         (1) A fair market value of $0.875 per share is used to calculate the value of unexercised options, which is based upon the closing sale price of the Company's Common Stock on the New York Stock Exchange on December 29, 2000, the final trading day of 2000. The actual value, if any, a person may realize as a result of an option will depend on the excess of the stock price over the exercise price on the date the option is exercised.

LONG-TERM INCENTIVE COMPENSATION

         Under the EICP, the Compensation Committee previously established three long-term performance periods, one for a three-year period ending December 31, 2000, one for a three-year period ending December 31, 2001, and one for a three-year period ending December 31, 2002. Due in part to a request by management of the Company, in July 2000 the Compensation Committee and the Board of Directors eliminated all long-term incentive compensation payable with respect to the long-term performance periods established under the EICP. None of the named executive officers received long-term incentive compensation other than stock option awards during fiscal year 2000.

RETENTION AND SEVERANCE AGREEMENTS

         In August, 1998, the Company entered into Retention and Severance Agreements (the "Retention Agreements") with Messrs. Roberson, Donnell and Murphy. The Retention Agreements provide that in the event the executive officer's employment with the Company is involuntarily terminated (including a constructive termination, as defined in the agreement) within two years following a change in control for reasons other than cause, disability, or retirement (as such terms are defined in the agreement) or death (an "Involuntary Termination"), the executive officer will be entitled to a lump sum payment equal to his base salary through the date of termination plus certain bonus and incentive amounts earned but not yet paid to, and prorated amounts for bonuses and incentive compensation not yet earned by, the executive officer under the Company's bonus and incentive plans. In addition, upon an Involuntary Termination, Messrs. Roberson and Donnell will be entitled to severance pay equal to 2.99 times the sum of, and Mr. Murphy will be entitled to severance pay equal to 2.00 times the sum of, such executive officer's annual base salary, the average annual bonus received by the executive officer for the three years immediately preceding the date of termination, and the amount most recently paid under the Company's performance based long-term incentive program (or deemed paid under the terms of the agreement if no amounts have yet become due under the program).

         Each Retention Agreement also provides that in the event the executive officer voluntarily terminates his employment within two years following a change in control for reasons other than disability, retirement or death or in connection with an event of constructive termination, as such terms are defined in the Retention Agreement (a "Voluntary Termination"), the executive officer will be entitled to a lump sum payment equal to his full base salary through the date of termination plus certain bonus and incentive amounts earned but not yet paid to, and prorated amounts for bonuses and incentive compensation not yet earned by, the executive officer under the Company's bonus and incentive plans. In addition, upon a Voluntary Termination, the executives will be entitled to severance pay equal to the sum of such executive officer's annual base salary, the average annual bonus received by the executive officer for the three years immediately preceding the date of termination, and the amount most recently paid under the Company's performance based long-term incentive program (or deemed paid under the terms of the agreement if no amounts have yet become due under the program).

         Each Retention Agreement also provides that, in the event of an Involuntary Termination or a Voluntary Termination, the Company will maintain certain health insurance and other employment benefits for the executive officer until the earlier of (a) three years in the case of an Involuntary Termination or one year in the case of a Voluntary Termination, and (b) such time as the executive officer obtains substantially the same coverage from a new employer. The Retention Agreements further provide that additional "gross up" amounts are payable to the extent necessary for the net amount received by the executive under the Retention Agreements and other benefit agreements applicable to the executive to be the same as they otherwise would be in the absence of any "golden parachute" excise taxes payable under Section 280G of the Code. The Retention Agreements will terminate upon the earliest of the following: (1) termination of the executive officer's employment with the Company prior to a change in control; (2) the performance by the Company of all its obligations following a Voluntary Termination or an Involuntary Termination; or (3) August 26, 2003. At the time of entering into the Retention Agreements with Messrs. Roberson, Donnell and Murphy, the Company entered into similar agreements with certain other key employees of the Company on terms comparable to Mr. Murphy's agreement.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         The following directors of the Company currently serve as members of the Compensation Committee: Thomas A. Broughton, III, Lee Roy Jordan, John W Lowe, Gerald W. Moore and A. Douglas Jumper, Sr.

         The Company renewed its $35 million revolving and term loan agreement (the "Credit Facility") with its primary lender, First Commercial Bank on March 31, 2000, extending the maturity date to April 2002. On September

29, 2000, the Company and First Commercial Bank amended the Credit Facility in certain respects, including changing the maturity date from April 2002 to April 2003. At December 31, 2000, $15,000,000 was outstanding under the revolving line of credit, against a total lending capacity of $27,354,000 based on the Company's tangible net worth plus treasury stock purchases at year end. First Commercial Bank has also issued letters of credit for six industrial development bond issues relating to Company properties and provides financing to certain Texas joint ventures in which the Company is a limited partner, as further described below. The Company made payments to First Commercial Bank in the amount of $648,409 for interest and in the amount of $352,798 for commitment, letter of credit and trustee fees in 2000. Mr. Broughton is the President of First Commercial Bank. The Company believes that the terms of the amended Credit Facility and these other financing arrangements are reasonable compared to terms that would be present in a similar credit facility or other financing arrangements entered into with an unaffiliated entity.

         The Company, along with two other manufactured housing producers, is a limited partner in three separate limited partnerships formed to do business in the State of Texas. One of the limited partnerships owns real estate (the "Real Estate Partnership") that is leased to the other limited partnerships, one of which engages in the business of producing roof trusses (the "WoodPerfect Partnership") and the other of which may engage in the business of laminating wall panels (the "Hillsboro Partnership"), in each case for sale to manufactured housing producers, including those producers that are partners in such partnerships. Financing for these businesses was provided through industrial bond financing, and the lease payments from the WoodPerfect Partnership and the Hillsboro Partnership to the Real Estate Partnership are designed to service this indebtedness. In addition, First Commercial Bank provides a line of credit and equipment loan to each of the WoodPerfect Partnership and the Hillsboro Partnership and a loan to the Real Estate Partnership to fund construction of the project, and also has issued a letter of credit as security for the industrial bond financing for the project, for which First Commercial Bank receives customary fees. Each of the partners in the partnership have executed guarantees to First Commercial Bank with respect to this indebtedness. The Company owns an approximate 25% interest in the Real Estate Partnership and the WoodPerfect Partnership, and an approximate 33 1/3% interest in the Hillsboro Partnership. Lee Roy Jordan is also an approximate 25% limited partner in the Real Estate Partnership and an approximate 11% limited partner in the WoodPerfect Partnership. Mr. Jordan is also the sole member in the two limited liability companies that serve as the general partners to the Real Estate Partnership and the WoodPerfect Partnership. One of the limited liability companies owns a 0.01% interest in the Real Estate Partnership and the other limited liability company owns a 0.01% interest in the WoodPerfect Partnership. The Company purchased approximately $2.8 million in roof trusses during 2000 from the WoodPerfect Partnership in the ordinary course of business. The Company believes that the payments made for these products are reasonable compared to amounts that would have been paid to unaffiliated entities for similar products. The Hillsboro Partnership had not commenced manufacturing operations as of the date of this Proxy Statement. The partnerships are currently engaged in discussions with an unrelated third party regarding a sale of certain assets of the partnerships and a lease with an option to purchase the partnership facilities. There can be no assurance, however, that such discussions will lead to a definitive agreement or, if they do, that the transaction will be consummated.

         Mr. Lowe is a partner in the law firm of Lowe, Mobley & Lowe, which rendered legal services to the Company and its subsidiaries during 2000 and which the Company expects to continue to render legal services during 2001. Mr. Lowe also has an ownership interest in an entity that leases a warehouse to the Company, as described below. During 2000, the Company and its subsidiaries paid Lowe, Mobley & Lowe legal fees in the aggregate amount of $200,722.

         Quality Housing Supply, LLC ("Quality"), a wholly owned subsidiary of the Company, leases a manufacturing facility from a corporation whose shareholders include Mike Kennedy, a director of the Company, Jonathan B. Lowe and Michael P. Lowe, each of whom owns 10% of the outstanding common stock of such corporation. The lease was to expire in July 2004 and provided for rental payments to be made by Quality in the amount of $150,000 per year until July 2000, at which time rental payments were to increase to $180,000 per year. The lease further provided that Quality had the option to purchase the leased property at any time during the term of the lease for $1,125,000, subject to adjustment based on changes in the consumer price index if such purchase is made on or after July 1, 2000. Quality exercised its option to purchase the subject property in March 2001 for $1,125,000, and financed the purchase with industrial development bond financing. The Company believes that the payments made under the lease and for the purchase of the property are reasonable compared to amounts that would be paid to an unaffiliated entity for similar property.

         Quality also leased a warehouse from a corporation in which John W Lowe owns a 25% interest. The initial term of this lease expired in April 1999, and was renewed for an additional five years at the option of Quality. The lease provided for rental payments to be made by Quality in the amount of $72,000 per year during the initial lease term. The rent payable during the renewal term was $90,000 per year. Quality made rental payments under the lease in the amount of $185,000 in 2000, including a $150,000 payment made in April 2000 in order to cancel the remaining term of the lease. The Company believes that the payments made under the lease and the payment to cancel the lease are reasonable compared to amounts that would be paid to an unaffiliated entity for similar property.

         During 2000, the Company and its subsidiaries purchased approximately $5.9 million in roof trusses and other lumber products in the ordinary course of business from an entity in which both Jonathan B. Lowe and Michael P. Lowe have a minority ownership interest. Richard Roberson, Mr. Roberson's brother, also has a minority ownership interest in and is an executive officer of this entity. The Company believes that the payments made for the products purchased from this entity were reasonable compared to amounts that would have been paid to unaffiliated entities for similar products.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During 2000, Spirit Homes purchased approximately $350,000 in fabrics and draperies in the ordinary course of business from an entity in which John W. Allison owns a minority interest. Mr. Allison previously served as a Vice President of the entity but no longer occupies this position. The Company believes that the payments made for the products purchased from this entity were reasonable compared to amounts that would have been paid to unaffiliated entities for similar products.

         For a discussion of other relationships and transactions involving directors or executive officers of the Company, see "Compensation Committee Interlocks and Insider Participation" above.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company's executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock are required under the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of these reports must also be furnished to the Company. Based solely on a review of copies of such reports furnished to the Company, the Company believes that during 2000 all applicable filing requirements were complied with in a timely manner, with the exception of two transactions reported by A. Douglas Jumper on Form 5 that should have been reported on a Form 4 in October 2000.

                                  OTHER MATTERS

         The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in their best judgment.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals submitted for consideration at the 2002 Annual Meeting of Stockholders must be received by the Company no later than December 7, 2001, to be considered for inclusion in the 2002 proxy materials. According to the Company's By-laws, for a stockholder proposal to be properly brought before the 2002 Annual Meeting of Stockholders (other than a proposal to be considered for inclusion in the 2002 proxy materials), it must be a proper matter for stockholder action and must be delivered to the secretary of the Company no earlier than January 7, 2002 and no later than February 20, 2002.




                              /s/ Michael R. Murphy
                         ------------------------------
                                Michael R. Murphy
                                    Secretary

Addison, Alabama
April 6, 2001

                                                                      APPENDIX A

                     CAVALIER HOMES, INC. BOARD OF DIRECTORS
                         CHARTER OF THE AUDIT COMMITTEE

COMMITTEE ROLE

The role of the audit committee, acting on behalf of the Board of Directors, is to oversee accounting, financial reporting, internal control and audit functions. The committee may also have other duties as assigned to it by the Board. An integral function of the committee is to effectively communicate with other board committees, executive officers, independent auditors and corporate counsel.

Company management is responsible for financial statement preparation and the independent auditors are responsible for auditing those financial statements. Accordingly, the committee's role does not provide any expert or special assurance as to the financial statements or other financial information reported by the Company.

In its oversight role, the committee may investigate any matter brought to its attention concerning accounting, financial reporting, internal control and audit practices of the Company and shall have full access to Company books, records, and personnel.

COMMITTEE MEMBERSHIP AND INDEPENDENCE

The committee includes at least three, and no more than six, independent board members, with the exact number and selection of members to be determined by the Board of Directors. Qualifications of members include industry knowledge, ability to read and understand financial statements, and an understanding of business risks and controls. Each member shall meet the independence and financial literacy requirements for audit committees, and at least one member must meet the accounting or related financial expertise requirement, of the New York Stock Exchange. The committee may obtain outside counsel and other advisors at the committee's discretion.

The Board of Directors shall appoint one committee member as chairperson. The chairperson will be responsible for scheduling and presiding over meetings, preparing agendas and reporting to the Board. The chairperson will act as liaison to the Company's executive officers and independent auditors.

PRIMARY COMMITTEE RESPONSIBILITIES

The primary responsibilities of the committee are as follows:

Recommend to the Board the independent auditors to be retained by the Company
     (or nominated for shareholder approval). The external auditors are accountable to the Board and audit committee as representatives of the Company's shareholders. The Board of Directors and the audit committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the external auditors.

Evaluate annually the performance of the external auditors, including their effectiveness, objectivity and independence. The committee should receive from the independent auditors a written statement, in accordance with Independence Standards Board Standard No. 1, confirming their independence. Additionally, the committee shall require disclosure of and shall review relationships or services involving the external auditors that could impair their objectivity and independence and take or recommend to the Board appropriate action to ensure the external auditor's independence.

Review the independent auditor's overall scope and focus of the annual and interim audits, as well as the scope of review of unaudited quarterly information. The committee should receive and review all audit reports.

Review and discuss the results of the audit and the audited financial statements with Company management and the independent auditors. Discussions shall include matters as required by Statement of Auditing Standards No. 61. The Committee should review the Company's significant accounting principles, sensitive estimates, reserves, accruals, judgmental areas, and audit adjustments, both recorded and unrecorded. Additionally, such discussions shall include other matters that either the Committee or the independent auditors deem appropriate.

Review all major financial reports in advance of filing, including the Form 10-K and Forms 10-Q. Review earnings release prior to issuance if there are significant issues to be reported.

Take such actions as are reasonably necessary to be in a position to issue, and to issue, an annual report to be included in the Company's proxy as required by the Securities and Exchange Commission.

Review and discuss with Company management and independent auditors the quality and compliance with the Company's internal controls that affect key financial statement issues and risks.

Review and discuss with Company management, independent auditors and corporate counsel any SEC or other significant regulatory inquiries and examinations, including findings, recommendations and management responses.

Discuss with Company management and corporate counsel any legal matters that may have a significant impact on the Company's financial statements.

Self-assess the performance of the audit committee.

Report periodically to the Board of Directors on the activities of the committee.

MEETINGS

The audit committee should conduct regular meetings, and special meetings should be called as circumstances require. The committee may act by unanimous written consent in lieu of a meeting if all members of the committee execute such consent. A majority of the members of the committee shall constitute a quorum at any meeting of the committee. A majority of the members in attendance at any meeting at which a quorum is present shall constitute the action of the committee.

                           CAVALIER HOMES, INC. PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints David
A. Roberson and Michael R. Murphy, or either of them, proxies of the undersigned, with full power of substitution, to represent and to vote all shares of Common Stock of Cavalier Homes, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Cavalier Homes, Inc., to be held on Tuesday, May 15, 2001, beginning at 10:00 A.M., C.D.T., at The Summit Club, Suite 3100, AmSouth-Harbert Plaza, 1901 6th Avenue North, Birmingham, Alabama and at any adjournment or postponement thereof, in the following manner:

1. ELECTION OF DIRECTORS

     [ ]  FOR all nominees listed below                   [ ]  AUTHORITY WITHHELD
       (except as otherwise instructed below)               to vote for all nominees listed below

    John W. Allison, Thomas A. Broughton, III, Barry B. Donnell, Lee Roy Jordan, A. Douglas Jumper, Sr., Mike Kennedy, John W Lowe, Gerald W. Moore, Michael R. Murphy and David A. Roberson

--------------------------------------------------------------------------------
To withhold authority to vote for any nominee, write that nominee's name in the space provided below.

--------------------------------------------------------------------------------
2.PROPOSAL TO RATIFY AND APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
  INDEPENDENT PUBLIC ACCOUNTANTS.

               [ ]  FOR           [ ]  AGAINST           [ ]  ABSTAIN

                   (Continued and to be signed on other side)

3. OTHER MATTERS

     [ ]  In their discretion, upon such other matters    [ ]  AUTHORITY WITHHELD
          as may properly come before the meeting           to vote upon such matters

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR ITEM 2, AND IN THE DISCRETION OF THE PERSONS APPOINTED HEREIN UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                                                                                                      ,
                                                             Dated:                                   2001
                                                                     ------------------------------

                                                             ------------------------------------------
                                                             Signature

                                                             ------------------------------------------
                                                             Signature
                                                             Please sign this proxy exactly as your name
                                                             appears hereon. When signing as executor,
                                                             administrator, trustee, corporate officer,
                                                             etc., please give full title. In case of joint
                                                             owners, each joint owner should sign.

Please Date, Sign and Return TODAY in the enclosed envelope. No Postage Required if Mailed in the United States.